UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2016

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Career Education Corporation (the “Company”) approved a form of 2016 performance-based restricted stock unit agreement under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”), which form is attached as Exhibit 10.1.

On March 14, 2016, the Committee also granted performance-based restricted stock units under the 2008 Plan in accordance with this form (the “2016 Performance-Based RSUs”) to certain eligible employees, including executive officers of the Company. The objectives of the 2016 Performance-Based RSU awards are to build and support an ownership culture at the Company, to focus grantees on achieving the Company’s strategic plan which will support student outcomes and create stockholder value, and to encourage retention of talent within the organization. Awards to the Company’s “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K), including those who are expected to be named executive officers in the Company’s 2016 proxy statement, were as follows:

Named Executive Officer	2016 Performance-Based RSUs Awarded (#)
Todd S. Nelson	125,000
Jeffrey D. Ayers	70,000
Jeffrey R. Cooper	28,000
Andrew H. Hurst	69,500

The amount and terms of each award of 2016 Performance-Based RSUs are determined by the Committee in its sole discretion and are set forth in an individual’s award agreement on the attached form. Each 2016 Performance-Based RSU constitutes a right to receive one share of the Company’s common stock on the applicable vesting date subject to achievement of the applicable performance measure(s). The 2016 Performance-Based RSUs vest 20% on March 14, 2017, 50% on March 14, 2018 and 30% on March 14, 2019, subject in each case to the achievement of defined EBITDA performance measure(s).

If a grantee’s employment is terminated because of death or disability, then the remaining unvested portion of the 2016 Performance-Based RSUs will immediately vest as of the grantee’s termination date. If a grantee’s employment is terminated for any other reason, then any unvested 2016 Performance-Based RSUs will automatically terminate and be forfeited. Upon a change of control of the Company, the grantee will have such rights with respect to the 2016 Performance-Based RSUs as are provided for in the 2008 Plan.

The foregoing description of the form 2016 Performance-Based RSU award agreement does not purport to be complete and is qualified in its entirety by reference to the form agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The award of 2016 Performance-Based RSUs to the named executive officers listed above is in addition to the regular annual long-term incentive awards made pursuant to 2008 Plan. For 2016, these regular annual long-term incentive awards were made to the named executive officers as follows: 50% in performance units which use a relative total shareholder return (TSR) performance measure over a three-year performance period; 30% in stock options which become exercisable in four equal annual installments; and 20% in time-based restricted stock units, settled half in stock and half in cash, which vest in four equal annual installments. These regular annual long-term incentive awards were made pursuant to previously disclosed form award agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Form of 2016 Restricted Stock Unit Ownership Equity Award Agreement under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”) (Performance-Based)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ David Rawden
David Rawden
Interim Chief Financial Officer

Date: March 18, 2016

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Form of 2016 Restricted Stock Unit Ownership Equity Award Agreement under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”) (Performance-Based)

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